                                                                    Exhibit 10.6

                                 LEASE AGREEMENT

       THIS LEASE AGREEMENT, made this 5th day of April, 2001 by and between Optium, Inc., a Delaware Corporation, (hereinafter referred to as Lessee) and Leo Palau, 804 Lakeview Drive, Maple Glen, PA 19002, (hereinafter referred to as Lessor).

       WITNESSETH:

       The Lessor, for and in consideration of the prompt payment of the rent as specified in this Agreement as well as the performance of all of the covenants, promises and agreements contained in this Agreement upon the part of the Lessee doeshereby demise and Lease to the Lessee and Lessee does hereby Lease from the Lessor the premises situate at 100 Highpoint Drive, Chalfont, Bucks County, PA, Suite 103, comprising of approximately 8,707+/- square feet.

I.     TERM

       A.     TERM

       Except if the Lessee exercises the Option to Renew per paragraph XV, the term of this Lease shall nine and one half (9 1/2) months commencing on April 15, 2001, (the Commencement Date) and terminating on January 31, 2002. In the event that Lessor is unable to give possession of the demised premises, as herein provided, by reason of any cause beyond the control of Lessor, the Lessor shall not be liable in damages to the Lessee therefore and during the period that Lessor is unable to give possession, all rights and remedies of both parties hereunder shall be suspended.

       B.     TERMINATION

       This Lease shall expire at the end of the term as defined in paragraph I.A., provided that in the event that the Lessee shall for any reason, fail to vacate the Leased Premises at the expiration of the term of this Lease, the Lessee shall be deemed to be a "hold-over" Lessee and liable for additional rents provided in Paragraph II, Section E.

II.    RENT

       A.     BASE RENT

       The monthly rental payments shall be $12,334.92 per month.

       Rental payments shall be payable at the offices of the Agent as set forth below. The first months rental payment shall be due payable upon the execution of this Lease.

       B.     UTILITIES

       Lessee shall be responsible for payment of all utility services including heat, water, sewer, electricity, air conditioning and gas (if applicable). If requested by Lessor, Lessee shall produce paid receipts for said utilities upon the demand of Lessor.

       C.     TAXES AND CONDOMINIUM ASSOCIATION FEE

       Lessor shall be responsible for and pay all real estate taxes and Condominium Association fees, as shall be in effect as of the Commencement Date.

       D.     RENTAL PAYMENTS

       All rental payments shall be due and payable on or before the first day of each calendar month during the term of this Lease. In the event that Lessee shall not pay any payment of rent within five (5) days after the due date, a late charge of ten percent (10%) of the base rental payment and additional rental payment due shall be charged and payable with the next rental payment.

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       E.     RENT WHILE HOLDING OVER

       In the event that Lessee is classified as a hold-over Lessee pursuant to paragraph I.B. above, then in addition to the rents provided for above, Lessee shall pay an additional monthly rental of fifty percent (50%) of the total aforementioned rents.

III.   RIGHTS AND OBLIGATIONS OF LESSEE

       A.     USE OF PREMISES

       Lessee shall use the leased premises for office and light manufacturing purposes and no other purpose. Lessee shall be responsible for the acquisition of any and all permits for such use from any municipal or governmental authority or agency at its own cost and expense.

       B.     FIXTURES AND EQUIPMENT

       All trade fixtures, equipment, appliances, decorations, etc., installed by Lessee in the Leased Premises shall remain the sole property of the Lessee, provided, however, that Lessee shall repair any damages caused by the removal of such fixtures, equipment, appliances, decorations, etc., from the Leased Premises at the termination of this Lease as provided herein. Furthermore, Lessee shall have use of the modular furniture located in the Leased Premises during the term of the Lease.

       C.     WASTE AND NUISANCE

       Lessee shall not commit or suffer to be committed any waste or any nuisance or other act or thing which may disturb the Lessor or any other person to whom the Lessor has any duty.

       D.     GOVERNMENTAL REGULATIONS

       Lessee shall at Lessee's sole cost and expense, without notice or demand from Lessor, comply with and faithfully observe all requirements of all municipal, county, state, federal and other governmental authorities having jurisdiction, now in force or which may hereafter be enforced, pertaining to the use of the Leased Premises.

       E.     IMPROVEMENTS

       Lessee shall not make any alterations, additions or improvements to the Leased Premises without the prior written consent of Lessor. Consent for non-structural alterations, additions, or improvements shall not be unreasonably withheld by Lessor. Lessee shall comply with all governmental rules and regulations in connection with such work, and shall prevent any lien or obligation from being created against or imposed upon the Leased Premises and will discharge all liens and charges for services rendered or materials furnished immediately after such liens occur or said charges become due and payable Such alterations, additions or improvements shall become part of the real property and remain the property of Lessor on termination of the Lease.

       At all times when any change or alteration is in progress, there shall be maintained, at Lessee's expense, Workmen's Compensation Insurance in accordance with the law, covering all persons employed in connection with the change or alteration, and general liability insurance of the mutual benefit of Lessee and Lessor, expressly covering the additional hazardsdue to the change or alteration.

       F.     SIGNS

       Lessee may not install any signs or posters on the exterior of the building in which the Leased Premises are located or at any other location adjacent to the said building or install, display or use any signs except as shall be permitted by the Lessor. Lessee shall comply with all other rules and regulations imposed by the Lessor or any municipal or other authority exercising jurisdiction over such matters.

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IV.    MAINTENANCE BY LESSEE

       Lessee shall provide complete janitorial services to the premises at least on a weekly basis and shall be responsible for the cost of such services.

       Lessor reserves the right to visit the premises at reasonable times and with reasonable notice.

       Lessee shall not be responsible for any damage by fire elements or unavoidable casualty or other catastrophe cause to premises which shall not be due to the negligence of the Lessee, Lessee's employees, agents or servants.

       Lessor shall have the leased premises and all building services including sanitary services in good working order.

V.     INSURANCE AND INDEMNITY

       A.     LIABILITY INSURANCE REQUIRED OF THE LESSEE

       Lessee, at its own expense, shall provide and maintain in force during the term of this Lease, liability and property damage insurance in the amount of One Million Dollars ($1,000,000.00) on a combined single-limit basis, covering Lessor as well as Lessee, with one or more responsible insurance companies duly authorized to transact business in Pennsylvania, listing Lessor as an additional insured and loss payee. Lessee shall furnish Lessor with certificates of all insurance required by this section. If Lessee does not maintain such insurance in full force and effect, Lessor may notify Lessee of such failure and if Lessee does not deliver to Lessor within ten (10) days after such notice, certification showing all such insurance to be in full force and effect, Lessor may at its option, take out the necessary insurance to comply with the provisions hereof and pay the premiums on the itemsspecified in such notice and Lessee covenants thereon on demand to reimburse and pay Lessor any amounts paid or expended in the amount of the insurance premiums required hereby and specified in the notice, with interest thereon at the rate of eight (8%) percent per annum from the date of such payment by Lessor until repaid by Lessee.

       B.     FIRE INSURANCE

       Lessor shall maintain and keep in force and effect or cause to be maintained and kept in force and effect a policy of fire insurance covering the exterior of the premises of which the Leased Premises is a part and Lessee shall be responsible for fire insurance covering the Leased Premises and contents, with Lessor listed as loss payee as its interest appear.

       C.     INDEMNIFICATION OF LESSOR

       Except for claims arising out of acts caused by the negligence of the Lessor or its representatives, Lessee will indemnify Lessor to the extent that the loss is not covered by insurance and save Lessor harmless from and against any and all claims, actions, damages, liability and expense in conjunction with the loss of life, an occurrence in, upon or at the Leased Premises or the occupancy or use by Lessee of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, his agents, contractors, employees, or servants. In case Lessor shall have been made a party to any litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Lessor in connection with such litigation. This indemnification shall exclude claims made by Lessee against Lessor. Lessee shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by the Lessor in enforcing the covenants and agreements of this Lease.

       D.     WAIVER OF SUBROGATION

       Lessor and Lessee hereby release each other from any and all liability or responsibility to the other or any one claiming through or under them by way of subrogation or otherwise for any loss, damage or injury to property or persons, including death, covered by any insurance then in force, even if such loss or damage shall have been caused by the fault or the negligence of the other party, or anyone for whom such party may be responsible. All policies of insurance referred to herein shall contain a clause(s) or endorsement(s) acknowledging such waiver of subrogation and also to the effect that this mutual release shall not adversely affect or impair said insurance

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or prejudice the right of any insured to recover thereunder.

VI.    DESTRUCTION OF LEASED PREMISES

       A.     MINOR DAMAGE

       If the Leased Premises shall be damaged by fire, the elements or unavoidable casualty, but are not rendered materially unusable in whole or in part, Lessor shall at its own expense and costs, promptly cause such damage to be repaired and the rent shall not be abated.

       B.     PARTIAL DESTRUCTION

       If by reason of such occurrence, the Leased Premises are rendered materially unusable in part, the Lessor shall at its own expense, promptly cause the damage to be repaired and the rent shall meanwhile be abated on a prorata basis.

       C.     TOTAL DESTRUCTION

       If the Leased Premises shall be rendered wholly unusable by reason of total destruction, this Lease shall terminate upon he option of either the Lessor or the Lessee and if so terminated, both parties shall be released from any further liability under it.

VII.   EMINENT DOMAIN

       A.     TOTAL CONDEMNATION OF LEASED PREMISES

       If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public purpose, Lessee shall have the right to terminate this Lease at any time after the date of title vesting in such proceedings. All rental shall be prorated as of the date of such termination.

       B.     LESSOR'S DAMAGES

       In the event of any condemnation or taking as aforesaid, whether whole or partial, the Lessee shall not be entitled to any part of the award paid for such condemnation, and the Lessor is to receive the full amount of such award; Lessee hereby expressly waiving any rights or claim to any part thereof.

       C.     LESSEE'S DAMAGES

       Lessee shall have the right to claim and recover from any condemning authority such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all damages to Lessee's business by reason of the acquisition or condemnation, and for or on account of any loss, losses or expenses to which Lessee may be put in removing lessee's merchandise, furniture, fixtures, equipment and leasehold improvements.

VIII.  LESSOR'S WARRANTIES AND COVENANTS

       A.     AUTHORITY AND TITLE

       Lessor represents and warrants that Lessor is the owner of the Leased Premises and has the right to make this lease.

       B.     QUIET ENJOYMENT

       Lessor covenants that upon the payment by the Lessee of the rents herein provided and upon performance of all the covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the Leased Premises or the tenancy created hereby without hindrance or interruption by the Lessor or any other person or persons lawfully or equitably claiming by, through or under the Lessor, subject nevertheless to the terms and conditions of this Lease.

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IX.    ASSIGNMENT AND SUBLEASE

       A.     ASSIGNMENT AND SUBLETTING BY LESSEE

       Lessee shall not have the right, except with the prior written consent of Lessor, to assign this Lease or any interest therein and provided that the assignee selected by Lessee shall be subject to the approval of Lessor and that the assignee shall assume in writing all of the Lessee's obligations under this Lease and Lessee shall remain liable for each and every obligation hereunder.

       The approval of Lessor shall be based upon the proposed assignee's financial condition, proposed use and stability.

       Lessee shall not have the right except with the prior written consent of Lessor, to sublet the premises provided that the Lessor shall have the right to approve such sublessee and that the sublessee shall assume in writing all of the Lessee's obligation under this Lease, and Lessee shall remain liable for each and every obligation under this Lease. The approval of such sublessee shall be based upon the same conditions as set forth in the previous paragraph.

X.     CONFESSION OF JUDGMENT AND EJECTMENT

       A. If the rent and/or any charges hereby reserved as rent, shall remain unpaid on any day when the same shall be due, Lessee hereby empowers any Prothonotary, Clerk of Court or attorney of record to appear for Lessee in any and all actions which may be brought for rent and/or the charges, payments, costs and expenses reserved as rent, or agreed to be paid by the Lessee and/or to sign for Lessee an agreement for entering in any competent court for the recovery of rent or other charges, payments, costs and expenses, and in said suits or in said actions, to confess judgment against Lessee for all or any part of the rent specified in this Lease, and then unpaid, including, at Lessor's option, the rent for the entire unexpired balance of the term of this Lease, and/or other charges, payments, costs and expenses reserved as rent or agreed to be paid by the Lessee and for interest and costs together with an attorney's commission not to exceed fifteen percent (15%).

       B. When this Lease shall be determined by condition broken during the original term of this Lease, it shall be lawful for any attorney for Lessee, to file an agreement for entering in any competent court, of an amicable action in judgment in ejectment against Lessee and all persons claiming under Lessee, for the recovery by Lessor of possession of the herein Leased Premises, for which this Lease or a copy thereof shall be its sufficient warrant, whereupon, if Lessor so desires, a Writ of Execution or possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced, the same shall be determined and possession of the Premises hereby demised remain in or to be restored to Lessee, Lessor shall have the right upon any subsequent default or defaults, or upon the termination of this lease as herein before set forth, to bring one or more actions as herein before set forth to recover possession of the said premises.

       C. In granting the above warrant of attorney to Confess judgment for rent and/or ejectment, Lessee hereby knowingly, intentionally, and voluntarily waives any and all rights (granted by constitution, statue, rule regulation or otherwise) Lessee has or may have either upon the confession of judgment for rent due or possession of the leased premises against lessee after default or condition broken or upon execution of process thereon against lessee or property of Lessee to: (i) prior notice; (ii) a prior judicial proceeding; and (iii) review by an authorized public official; and Lessee expressly waives such rights as an explicit and material part of the consideration hereof.

XI.    SUBORDINATION

       In the event that Lessor requests or that any lender of Lessor requests, Lessee agrees to subordinate its interest under this lease to the interest of such lender and Lessee further agrees to promptly execute any estoppel or other certificate reasonably requested.

XII.   SECURITY INTERESTS

       Lessee hereby grants to Lessor a security interest in personal property including all furniture, fixtures and equipment owned by

                                      - 5 -
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Lessee and as such shall be security for the rents reserved hereunder and/or subject to any currently existing or hereafter placed security interests or financing statements given by Lessee in acquisition of furniture, fixtures, equipment and inventory. Lessee shall execute such Financing Statements or other documents as may be required by Lessor to perfect its security interest hereunder.

XIII.  SECURITY DEPOSIT

       Upon execution of this Agreement, Lessee shall deposit with Lessor the sum of Twelve thousand three hundred thirty four dollars and ninety-two cents ($12,334.92) to be held as security for the full and faithful performance by Lessee of Lessee's obligations under this Lease and for the payment of damages to the demised premises. The security deposit shall be returned to Lessee at the expiration of the term of this Lease less such sums as are required for the payment of damages to the demised premises. It is understood and agreed that no part of the security deposit is to be considered as the last rental due under the terms of this Lease.

XIV.   MISCELLANEOUS

       A.     PARTIES

       All rights and liabilities herein given to, or imposed upon the respective parties hereto, extend to and bind the respective heirs, executors, administrators, successors and assigns of said parties.

       B.     SECURITY

       The Lessee shall be solely responsible for security for the Leased Premises.

       C.     GOVERNING LAW

       This Agreement shall be deemed to have been made in Pennsylvania and all the terms, conditions and covenants hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

       D.     ENTIRE AGREEMENT

       This Lease and any exhibits attached hereto and form a part hereof, set forth all of the covenants, promises, agreements, conditions for understandings, either written or oral, between them other than as herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding on Lessor or Lessee unless reduced to writing and signed by them.

       E.     NOTICES

       All notices that may be necessary under this Agreement shall conclusively be presumed to have been given when sent by certified mail addressed respectively as follows:

TO LESSOR:    LEO PALAU
                     804 Lakeview Drive
                     Maple Glen, PA 19002

TO LESSEE:    OPTIUM, INC.
                     Attn: Curt Stephens
                     3403 Technological Avenue
                     Suite 2
                     Orlando, FL 32817

TO AGENT:     PENN'S GRANT REALTY CORP.
                     329B South Main Street
                     Doylestown, PA 18901

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

       F.     PARTIAL INVALIDITY

       If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall to any extent be in valid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

       G.     AGENCY

       It is hereby expressly agreed and understood that Penn's Grant Realty Corporation is acting as "Agent" only and shall not in any event be held liable to the Lessor or Lessee for the fulfillment or nonfulfillment of any of the terms and conditions of this Lease, or for any action or proceedings that may be taken by Lessor against Lessee, or by Lessee against Lessor. It is hereby expressly agreed that Penn's Grant Realty Corp. shall receive a commission of six (6%) percent of the monthly rental as collected by agent, including any renewals, extensions or expansions.

       H.     FINANCIAL STATEMENTS

       Lessee will provide Lessor with Lessee's statement of financial credibility.

XV.    OPTION TO RENEW

       Provided that Lessee is not in default, Lessor hereby grants to Lessee the option to renew this Lease upon the termination hererof with a month to month term. The renewal shall be subject to all of the terms and conditions of this Lease.

       If Lessee desires to exercise his option to renew he shall serve a written notice upon Lessor, providing notice which must be received by Lessor ninety (90) days prior to the expiration of the initial Lease term.

       The month to month term will continue until Lessee shall serve ninety
(90) days advance written notice upon Lessor to terminate the Lease.

       IN WITNESS WHEREOF, and intending to be legally bound, the Lessor and Lessee have executed this Lease on the day and year first above written.


                                                   LESSEE: OPTIUM, INC.


Attest: /s/ Patrick LiKamWa                By: /s/ Eitan Gertel
        ----------------------                 -----------------------------
        Patrick LiKamWa                        Eitan Gertel,
        Secretary                              President


                                                   LESSOR: LEO PALAU


Witness: /s/ [ILLEGIBLE]                   By: /s/ Leo Palau
         ---------------------                 -----------------------------
                                               Leo Palau


Date: 4-5-01
      --------

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                                  ADDENDUM "A"
                                     TO THE
                                 LEASE AGREEMENT
                               DATED April 5, 2001
                                     BETWEEN
                               LEO PALAU (LESSOR)
                                       AND
                              OPTIUM, INC. (LESSEE)

       ADDITIONAL SPACE

       Lessee will lease additional space known as Suite 505 and 504, consisting of 17,755+/- square feet (Demised Premises), situated at 500 Horizon Drive, Chalfont, PA.

       The term of the lease for Suite 505 and 504 will be from September 15, 2001 through July 14, 2002. The monthly rental payments will be $22,933.54. All rental payments will be paid per the original Lease Agreement on the first of each calendar month. When Lessee takes occupancy of Suites 505 and 504 September 15, 2001, Lessee will relinquish the suite known as Suite 103, situated at 100 Highpoint Drive, Chalfont, PA, with no further obligations for Suite 103.

       Lessor agrees to give Lessee access to the Demised Premises on September 1, 2001 so Lessee can prepare the space for occupancy.

       Lessor agrees to repaint the Demised Premises as needed and clean Suites 504 and 505 for move in condition.

       MODULAR FURNITURE

       Lessor hereby agrees to allow Lessee to move the modular furniture in Suite 103, 100 Highpoint Drive, to the new leased premises at Lessee's sole cost and expense. At the end of the lease term, if requested by Lessor, Lessee shall return the modular furniture back to Suite 103, 100 Highpoint Drive at Lessee's sole cost and expense.

       Lessor and Lessee agree that all other terms and conditions of Lease Agreement dated April 5, 2001 shall remain in full force and effect.

              IN WITNESS WHEREOF, and intending to be legally bound, the Lessor and Lessee have executed this Lease on the day and year first above written.

                                                   LESSEE: OPTIUM INC.


Attest: /s/ Patrick LiKamwa  by /s/ [ILLEGIBLE]   By: /s/ Eitan Gertel
        ----------------------------------------       ------------------------
        Patrick LiKamwa      VP Finance               Eitan Gertel,
        Secretary                                      President


                                                   LESSOR: LEO PALAU


Witness: /s/ [ILLEGIBLE]                           By: /s/ Leo Palau
         ---------------------                         ------------------------
                                                       Leo Palau

Date: 08-28-01
      --------

                                  ADDENDUM "B"
                                     TO THE
                                 LEASE AGREEMENT
                               DATED April 5, 2001
                                     BETWEEN
                               LEO PALAU (LESSOR)
                                       AND
                              OPTIUM, INC. (LESSEE)

       RENEWAL TERM

              Lessee and Lessor hereby agree that the Lessor will extend the existing Lease for Suite 505 & 504, consisting of 17,755+/- SF situated at 500 Horizon Drive, Chalfont, PA for two (2) additional years. The two (2) year Renewal Term will commence on November 1, 2002 and terminate on October 31, 2004.

              The monthly rental payments during the first year of the Renewal Term shall be eighteen thousand one hundred thirty-three dollars per month and Twenty-two thousand nine hundred thirty-three dollars and fifty-four cents ($22,933.54) per month during the second year of the Renewal Term, due and payable on the first calendar day of each month.

       OPTION TO RENEW

              Provided that Lessee is not in default, Lessor hereby grants to Lessee the option to renew this Lease upon the termination hereof for two (2) additional terms of one (1) year each. The renewal shall be subject to all of the terms and condition of the Lease.

              If Lessee desires to exercise his option to renew, he shall serve a written notice upon Lessor, providing notice which must be received by Lessor 6 months prior to the expiration of the Lease term. In the absence of such notice to exercise th Option to Renew during the initial Renewal Term or during the Option Renewal Terms, the Lease will terminate on the day pri to the anniversary of the Renewal Lease Commencement Date or the Option to Renew Commencement Dates.

              The consideration during the Option period shall be based on a Three (3%) percent increase per year over the prior year's monthly rental payment as follows:

              Option Year 1          $ 23,621.55   per month
              Option Year 2          $ 24,330.19   per month

              This Option to Renew paragraph replaces the Option to Renew paragraph known as Paragraph XV of the original Leas dated April 5, 2001.

       CONFLICT

       In the event there is a conflict of this Addendum and/or the original Lease Agreement, this Addendum shall control and prevail.

              IN WITNESS WHEREOF, and intending to be legally bound, the Lessor and Lessee have executed this Lease on the day and year first above written.

                                           LESSEE: OPTIUM INC.

Attest: /s/ Paul Suchoski                  By: /s/ Eitan Gertel
        ----------------------                 -----------------------------
        Paul Suchoski                          Eitan Gertel
        Secretary/CEO                          President

                                           LESSOR: LEO PALAU

Witness: /s/ JM Carlson                    By: /s/ Leo Palau
         ---------------------                 -----------------------------
                                               Leo Palau

Date: 10/30/02
      --------

                                  Penns Grant
                                  ADDENDUM "C"
                                     TO THE
                                 LEASE AGREEMENT
                               DATED April 5, 2001
                                     BETWEEN
                               LEO PALAU (LESSOR)
                                       AND
                              OPTIUM, INC. (LESSEE)

       1.     ADDITIONAL SPACE

       Lessee will lease additional space known as Suite 502 consisting of 12,000+/- square feet (Demised Premises) currently located contiguous to Suite 505 and 504, situated at 500 Horizon Drive, Chalfont, PA. The total square footage now leased by Lessor totals 29,755+/- square feet

       The term of the lease for Suite 505, 504 and 502 will now be four (4) years and one (1) month commencing on April 1, 2004 and terminating on April 30, 2008. It is hereby agreed that the rental payment for Suite 502 will hereby be waived for the month of April, 2004.

       The monthly rental payments commencing on April 1, 2004, due and payable on the first calendar day of each month, shall be as follows:

       4/01/04-4/30/04           $ 22,933.54   per month
       5/01/05-4/30/06           $ 38,433.54   per month
       5/01/06-4/30/07           $ 39,586.55   per month
       5/01/07-4/30/08           $ 40,774.14   per month

       2.     WORK TO BE COMPLETED BY LESSOR

       Lessor hereby agrees at it's own cost and expense to create a wall opening in the rear of Suite 502 giving the Lessee internal access to Suite 504 & 505. This work will be completed during the month of April, 2004. The Lessor also agrees to restore the wire fence and its security gates back to its original condition in Suite 502.

       3.     OPTION TO RENEW

       Provided that Lessee is not in default, Lessor hereby grants to Lessee the option to renew this Lease upon the termination hereof for one (1) additional term of two (2) years. The renewal shall be subject to all of the terms and conditions of the Lease.

       If Lessee desires to exercise his option to renew, he shall serve a written notice upon Lessor, providing notice, which must be received by Lessor six (6) months prior to the expiration of the Lease term as outlined in Section 1 of this Addendum. In the absence of such notice to exercise the Option to Renew, the Lease will terminate on April 30, 2008.

       The consideration during the Option period shall be based on a Three (3%) percent increase per year over the prior year's monthly rental payment as follows:

       5/01/08-4/30/09          $ 41,997.36  per month
       5/01/09-4/30/10          $ 43,257.32  per month

       This Option to Renew paragraph replaces the Option to Renew paragraph known as Paragraph XV of the original Lease dated April 5, 2001 and the Option to Renew paragraph in Addendum "B" dated October 30, 2002.